Exhibit 5.1

OFFICES Wells Fargo Capitol Center Suite 2300 Raleigh, North Carolina 27601	June 2, 2014	MAILING ADDRESS P.O. Box 2611 Raleigh, North Carolina 27602-2611 TELEPHONE: (919) 821-1220 FACSIMILE: (919) 821-6800

Oxygen Biotherapeutics, Inc.
ONE Copley Parkway
Suite 490
Morrisville, NC  27560

Re: Oxygen Biotherapeutics, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Oxygen Biotherapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the registration of (i) up to 2,935,058  shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which Shares are to be sold by the person identified in the Registration Statement as the selling stockholder (the “Selling Stockholder”), and (ii) up to 2,358,975 shares of Common Stock (the “Warrant Shares” and, together with the Shares, the “Securities”) issuable upon the exercise of warrants to purchase Common Stock, dated as of August 22, 2013, between the Company and the Selling Stockholder (the “Warrants”).  The Securities are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein and any prospectus supplements.

This opinion is furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Act.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and the related form of prospectus included therein, (ii) the Company’s Certificate of Incorporation, as amended, (iii) the Warrants, (iv) the Company’s Amended and Restated Bylaws, and (v) such other corporate documents, records and proceedings, minutes, consents, actions and resolutions, as we have deemed necessary for the purposes of this opinion.

In our examination, we have assumed the legal capacity of all natural persons, genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conforming to originals of all documents submitted to us as copies, and the authenticity of originals of such latter documents.  We have also considered such matters of law and fact as we in our professional judgment, have deemed appropriate to render the opinion contained herein.  As to certain factual matters, and without investigation or analysis of any underlying data contained therein, we have also relied upon oral or written statements of public officials, and officers and other representatives of the Company, whom we believe to be responsible, in rendering the opinion set forth below.

Based upon and subject to the foregoing and the further assumptions, limitations and qualifications hereinafter expressed, it is our opinion that (i) the Shares have been duly authorized and are validly issued, fully paid and non-assessable and (ii) the Warrant Shares have been duly authorized and, when issued and duly delivered in accordance with the terms of the Warrants and upon either (a) the countersigning of the certificates representing such Warrant Shares by a duly authorized signatory of the registrar for the Common Stock, or (b) the book entry of such Warrant Shares by the transfer agent for the Common Stock, such Warrant Shares will be validly issued, fully paid and non-assessable.

Our opinion is limited to Delaware General Corporation Law and we express no opinion as to the laws of any other jurisdiction.  Our opinion has been prepared in accordance with the customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinion of this kind.  Our opinion does not extend to compliance with federal or state securities laws relating to the sale of the Securities.

Our opinion is as of the date hereof, and we do not undertake to advise you of matters that might come to our attention subsequent to the date hereof which may affect our legal opinion expressed herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement, including the prospectus and any amendment or supplement thereto.  Such consent shall not be deemed to be an admission that our firm is within the category of persons whose consent is required under Section 7 of the Act or the regulations promulgated pursuant to the Act.

Sincerely yours,

/s/ Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

SMITH, ANDERSON, BLOUNT, DORSETT,
   MITCHELL & JERNIGAN, L.L.P.